SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm as the “independent registered public accounting firm” of Merlyn.AI Bull-Rider Bear-Fighter ETF and Merlyn.AI Tactical Growth and Income ETF (the “Funds”), each a series of Alpha Architect ETF Trust (the “Trust”) in the Prospectus and the Statement of Additional Information to be filed on the Funds’ Registration Statement on Form N-1A with the Securities and Exchange Commission.

Denver, Colorado June 24, 2019